SWISHER

January 12, 2015

SWISHER

17th Annual ICR XCHANGE

FORWARD LOOKING INFORMATION

This presentation includes financial forecasts, projections and other forward-looking statements regarding Swisher Hygiene Inc., its business and prospects. This forward-looking information is based on management assumptions and expectations which, while considered reasonable by Swisher and its management as of the date of this presentation, are subject to risks, uncertainties, and other factors that may cause actual results and performance to materially differ from results or performance expressed or implied by the forward-looking statements. A description of these factors can be found in our Annual Report on Form 10-K for the year ended December 31, 2013, Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, and in our other filings with the SEC, which are available at www.sec.gov. Swisher undertakes no obligation to publicly revise the forward-looking statements presented, except as required by law.

SERVICE

Swisher is a service company delivering comprehensive hygiene solutions.

Our customers depend on us to keep their business running.
What we do matters to millions of consumers on a daily basis –
helping create the cleanest and healthiest environments.

OUR
MISSION
IS

To deliver industry leading service to our customers by providing operational solutions complemented by quality products with excellent value.

Our solutions cater to a broad range of end users, primarily to the foodservice, hospitality, healthcare and retail markets


Full-Service Restaurant


Lodging


Health Care


Cruise


Theme Parks


Retail


Quick-Service Restaurant


Casino


Convenience Stores


Specialty

Comprehensive line of products, warewashing equipment and dispensing systems


Foodservice


Laundry


Housekeeping


Personal Care


Industrial


Floor Care


Warewash Equipment


Restroom Sanitation


Deep Cleaning


Germicidal Misting Treatment


EPA Registered Surface Cleaning Products


Automatic Systems


Odor Control


Paper Products


Water Filtration


Private Brands

Manufacturing HIGH QUALITY, EFFECTIVE Products




H1
H5






101
SWISHER



Regionally focused in markets with strong capabilities, to include national distribution capability including direct sale and private label chemical programs


Manufacturing Plants
Primary Redistribution Locations

STRATEGY

Service, People & Profitable Growth

» On time, all the time

» Sales through Service

» Field-driven management

» Our people make the difference

» Value driven pricing

» Focus in markets with strong capabilities

Best service, delivery, product solutions, and where we can command the fairest price

» Distributor growth

» Led by an experienced executive team



OPERATING TRENDS

Revenue

- Pipeline of new installations is consistently growing quarter over quarter
- Core product and chemical base stabilizing and installed customer base revenue is growing
- Expectation for continuous year over year revenue growth beginning in second quarter
- Experiencing double digit growth with major Distributor partners

OPERATING TRENDS

Expenses

- COGS - Plant conversions completed, continue our SKU Rationalization, Inventory Optimization
- ROUTE EXPENSE - Route optimization, fuel savings, fleet upgrade
- SG&A – More efficient field and corporate structure
- CAP EX - Increasing dish machine and dispenser installs while decreasing year over year expenses by $8 million from 2013 to 2014
- 2014 Over $30 million direct expense reduction - Route, SG&A and Capital Expenditures vs. 2013

ONE YEAR LATER ...

» Divestiture of assets held for sale

» Closed $20 million credit facility

» More profitable customer base

» Continuing integration efficiencies

» Expectations for positive annual Adjusted EBITDA and cash flow in fiscal 2015

SWISHER

CONTACT INFORMATION:

SWISHER INVESTOR SERVICES
(704) 602-7116
INVESTORRELATIONS@SWSH.COM